[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item (601)(b)(10). Such excluded information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

Exhibit 10.27

SPACECRAFT TECHNOLOGY LICENSE AGREEMENT

THIS SPACECRAFT TECHNOLOGY LICENSE AGREEMENT (this “Agreement”) is entered into as of September 24, 2004 (the “Signature Date”), by and between Mojave Aerospace Ventures, LLC, a Delaware limited liability company (“MAV”), and Virgin Galactic LLC, a Delaware limited liability company (“Virgin”).

RECITALS

WHEREAS, MAV, through arrangements with its Affiliate, Scaled Composites LLC, a Delaware limited liability company (“Scaled”), owns or controls certain intellectual property and other assets applicable to the design, construction and operation of certain sub-orbital spacecraft and related systems; and

WHEREAS, Virgin desires to develop, construct and operate one or more sub-orbital spacecraft for commercial tourism purposes; and

WHEREAS, the parties desire that MAV license to Virgin certain intellectual property applicable to the design, construction and operation of sub-orbital spacecraft and provide Virgin with access to certain physical assets that were used in the design and construction by Scaled of an experimental spacecraft (“SpaceShipOne”), all as more fully set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual warranties and covenants herein set forth, the parties agree as follows:

1. Definitions. As used in this Agreement the following capitalized terms shall have the meanings specified below:

1.1 “Affiliate” shall mean, with respect to a person or entity, any other person or entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, such first person or entity. A person or entity shall be deemed to control another person or entity if such first person or entity possesses, directly or indirectly, the power to direct or cause the direction of the management of such other person or entity, whether through the ownership of voting securities or other ownership interests, by contract, or otherwise.

1.2 “Annual Operating Royalty Cap” shall mean: (a) for the period starting on the Effective Date (defined in Section 2.2 below) and ending on the first anniversary of the first day of the calendar month immediately following the Effective Date (which is referred to as the first “Annual Royalty Period”), a cap of [***]; and (b) for each one-year period thereafter (each of which is also referred to as an “Annual Royalty Period”), the amount of the cap for the immediately preceding Annual Royalty Period increased by a percentage that is equal to [***] plus the percentage increase, if any, in the core consumer price index during such immediately preceding Annual Royalty Period, as first reported in the Wall Street Journal after the end of such preceding Annual Royalty Period.

1.3 “Confidential Information” means any oral, written, graphic or machine-readable information that is identified as confidential in writing at the time of its disclosure or that should reasonably be understood to be confidential in nature, including but not limited to feasibility studies, patents, patent applications, research, product plans, products, developments, inventions, processes, designs, drawings, engineering, formulae, markets, strategic initiatives, business models, contracts, test results, inventions, software (including source and object code), hardware configuration, computer programs, algorithms, business plans, agreements with third parties, services, customers, marketing or finances of a party.

1.4 “Gross Licensed System Cost” shall mean the fully-burdened cost incurred by Virgin (whether with respect to work performed or services, rights, or materials obtained by or for Virgin or one or more of its third party contractors) in connection with the design, construction and/or testing of each Licensed Spacecraft. For the avoidance of doubt, the parties acknowledge that “Gross Licensed System Cost” will not include costs associated solely with non-technical interior design aspects of experience enrichment facilities or costs associated solely with readily-available third party software or hardware purchased or licensed by Virgin that is both outside the scope of the Licensed IP and not included in, or used in the design, construction or testing of, any Licensed Spacecraft or components thereof, such as third party hardware and software used in Virgin’s booking systems, marketing operations and websites.

1.5 “Gross Operating Revenues” shall mean all amounts, including cash, cash equivalents and the fair market value of non-cash consideration, received by Virgin in respect of the operation of any Licensed Spacecraft and all related space tourism activities, less: (i) refunds; and (ii) applicable value added or sales taxes, government-mandated exceptional taxes on incremental passenger revenues, but not including taxes based on net income or gross receipts of Virgin.

1.6 “Licensed IP” shall mean: (a) the patents and patent applications listed on Exhibit A hereto, incorporated herein by reference, and any reissuances, renewals, divisions, continuations, continuations-in-part, or extensions thereof, and patents of addition, reissues, renewals or extensions, substitutions, supplementary protection certificates thereof, and the foreign patents and foreign patent applications to any of the foregoing; (b) all improvements to the items set forth in clause (a) that are created, invented or first reduced to practice by MAV or its Affiliates prior to the expiration of [***] after the Effective Date and subject of an application for patent in any jurisdiction; (c) all designs, drawings, schematics, methodologies, know-how, trade secrets, processes, procedures and techniques owned by MAV, whether or not patentable, that are developed or first reduced to practice prior to the Signature Date and relating to sub-orbital spacecraft and/or related systems and/or components; and (d) the Feasibility Study attached hereto as Exhibit B.

1.7 “Licensed Spacecraft” shall mean: (i) any sub-orbital spacecraft or its launch vehicle(s), and components thereof; (ii) flight simulator, ground-based flight control software; and (iii) other items to be mutually agreed between the parties in writing not later than [***] after the Signature Date, which items shall be set forth on Exhibit C and deemed incorporated herein; provided, however, that the foregoing would infringe or misappropriate any of the Licensed IP in the absence of the licenses granted under this Agreement.

1.8 “Physical Assets” shall mean drawings, schematics, blueprints, materials, lathes, jigs, simulators, non-third party software programs, equipment and other tooling that remain in MAV’s possession or control and were used for the construction, design and/or testing of SpaceShipOne, all as described on Exhibit D, which shall be completed by the parties not later than thirty (30) days after the Signature Date, attached hereto and deemed incorporated herein.

1.9 “Virgin Group” means Virgin Group Investments Limited (“VGIL”), a company incorporated in the British Virgin Islands and whose registered address is at Craigmuir Chambers, PO Box 71, Road Town, Tortola, British Virgin Islands, and any subsidiary of any undertaking of VGIL, and the terms “member of the Virgin Group” and “Virgin Group member” shall be construed accordingly.

1.10 “Competition” is defined as the Ansari X PRIZE competition.

1.11 “Flight” shall mean a flight of SpaceShipOne following the Signature Date to which all of the following conditions apply (and when all of the same apply, such Flight will be considered “Complete”): (1) the flight is conducted prior to a winner of the Competition being formally and finally declared; (2) the flight is formally declared in advance to the X PRIZE Foundation (“XPF”) or other body administering the Competition to be an attempt at a qualifying flight in satisfaction of the conditions for winning the Competition; (3) SpaceShipOne is released from its launch plane at or above thirty thousand (30,000) feet MSL pressure altitude; and (4) SpaceShipOne’s engine is ignited. The term “Flights” shall mean more than one Flight.

2. Conditions Precedent to Effective Date of Agreement

2.1 Conditions Precedent. Except for the obligations under Sections 3.7, 3.8, and all of Sections 5, 7, 8, 9 and 10, the obligations of each of the parties under this Agreement, and the effectiveness of the licenses granted hereunder, shall be subject to the satisfaction of the following condition: Virgin, MAV, and, to the extent necessary to effectuate the purposes of this Agreement, their Affiliates shall have obtained all governmental licenses, clearances, and approvals necessary to ensure that Virgin may have access to the Licensed IP, the Physical Assets, and the Confidential Information as contemplated by this Agreement and in accordance with all applicable laws and regulations, including without limitation applicable export laws and regulations.

2.2 Effective Date. The “Effective Date” shall mean the date when the condition set forth in Section 2.1 has been satisfied.

3. Licenses, Restrictions and Ownership

3.1 License. Commencing as of the Effective Date and continuing thereafter, and subject to all of the provisions hereof, MAV grants to Virgin a worldwide, non-exclusive, nontransferable license under the Licensed IP to develop, construct, import, promote, test and operate one or more Licensed Spacecraft only for sub-orbital consumer space tourism.

3.2 Sublicensing. The rights set forth in Section 3.1 shall not be sublicenseable, it being understood, however, that Virgin may engage one or more third party manufacturers and/or service providers to construct, promote and or operate such Licensed Spacecraft on Virgin’s behalf; provided, however, that (a) such engagement and any disclosures made in connection therewith comply with all applicable laws and regulations, including without limitation U.S. and other applicable export controls and requirements; (b) such third party or parties agree in writing to be bound by provisions of confidentiality and limitations of liability at least as protective of MAV as those set forth in this Agreement, (c) each such agreement names MAV and its Affiliates as intended third party beneficiaries of those agreements, and (d) executed copies of each of those agreements are provided to MAV upon request. Virgin may sublicense or transfer the Licensed IP to any other member of the Virgin Group; provided, however, that as a condition to such sublicense or transfer, such other member of the Virgin Group agrees in writing to be bound by the provisions of this Agreement.

3.3 No License to Sell. The license set forth in Section 3.1 above does not include the right to offer for sale or lease, or the right to sell or lease any Licensed Spacecraft, other than to lease Licensed Spacecraft to third parties engaged to promote and operate the Licensed Spacecraft pursuant to Section 3.2. Virgin shall not offer for sale or lease, or sell or lease, any Licensed Spacecraft without the prior express written consent of MAV, other than to lease Licensed Spacecraft to third parties engaged to promote and operate the Licensed Spacecraft pursuant to Section 3.2.

3.4 No Trademark Rights; Publicity. Nothing hereunder grants Virgin the right to use or display any trademark, service mark, tradename or logo of MAV or any of its Affiliates or their respective licensors, and Virgin shall not use or display the same without the prior express written consent of MAV. Except as otherwise required by applicable law or as provided in the Sponsorship Agreement between MAV and Virgin Enterprises Ltd. (the “Sponsorship Agreement”) or the related side letter each of even date herewith, Virgin shall not make any public announcement regarding MAV, Virgin’s relationship with MAV and/or MAV’s participation in the Ansari X PRIZE competition (the “Competition”), without MAV’s prior express written consent.

3.5 Right to Access and Use Physical Assets. For a period of [***] following the Effective Date, Virgin shall have the right to access and use, for the purpose of developing and making a Licensed Spacecraft in accordance with the license granted under Section 3.1 above, the Physical Assets at times, dates and locations as the parties may mutually agree in writing from time to time. Such access and use shall be made in a manner that is not disruptive of MAV’s business or operations and shall take place only at such times as MAV does not require the Physical Assets for its own business, operations, or preparations. Virgin shall pay [***] out-of-pocket expenses associated with any breakdown, packing, shipment and reassembly (in each direction) of the Physical Assets that may be required hereunder, and shall bear [***] expenses associated with any travel necessary for Virgin to access the Physical Access in accordance herewith.

3.6 License to Improvements. Virgin hereby grants to MAV a worldwide, royalty-free, non-sublicenseable, non-exclusive license during the term of this Agreement and thereafter to all improvements and enhancements to the items set forth in clauses (a) and (b) of Section 1.6 above, to the extent that such improvements and enhancements are created, invented or first reduced to practice by or on behalf of Virgin or its Affiliates (“Virgin IP”) prior to the expiration of [***] after the Effective Date, for the sole purpose of developing, constructing, importing, promoting, testing and operating spacecraft for its own benefit.

3.7 Non-Competition. MAV shall not, during the period prior to [***] of the Signature Date, commence construction of any sub-orbital spacecraft capable of space tourism. However, MAV may, in its discretion, grant any rights it deems appropriate with respect to the Licensed IP to one or more third parties, including without limitation the right to construct any such sub-orbital spacecraft at any time before or after [***] of the Signature Date. For the purpose of the foregoing sentences, the term “commence construction” means the physical fabrication of a material portion of the tangible components intended to be incorporated into a finished operable spacecraft, and not merely renderings, simulations, models, bench-level developmental prototypes or mock-ups of such components. For the avoidance of doubt, the foregoing shall not prohibit MAV from constructing any such craft for its own use or from providing (or licensing third parties to provide) design-related services or other non-construction services for such spacecraft. In addition, during such period, none of MAV, or its Affiliates shall use, or authorize any third party to use, the spacecraft known as SpaceShipOne to carry individuals for hire for the purposes of space tourism; provided, however, that the foregoing shall not preclude MAV from participating in the Ansari X PRIZE competition or otherwise from carrying non-paying passengers.

3.8 Assistance. During the [***] of the term of this Agreement, MAV shall use its commercially reasonable efforts to assist Virgin, at Virgin’s request and expense, in obtaining all reasonably necessary governmental licenses and approvals, including without limitation export licenses, in connection with any Licensed Spacecraft; provided, that MAV shall not be required hereunder to engage in any efforts or activities that are contrary to applicable law or that may be, in MAV’s commercially reasonable opinion, injurious to MAV’s reputation.

3.9 Ownership. As between the parties, MAV shall retain ownership of all right, title and interest in and to the Licensed IP and Physical Assets and, except for the licenses expressly granted under this Agreement, no right, title, license, or other interest therein or thereto is granted under this Agreement, by implication or otherwise. As between the parties, Virgin shall retain ownership of all right, title and interest in and to the Virgin IP and, except for the licenses expressly granted under this Agreement, no right, title, license, or other interest therein or thereto is granted under this Agreement, by implication or otherwise.

3.10 Patent Notices. Virgin shall include on the Licensed Spacecraft, and all applicable components thereof, patent notices and other proprietary rights notices, as reasonably required by MAV. MAV shall include, as applicable, patent notices and proprietary rights notices of the Virgin IP on its goods, as reasonably required.

3.11 No Impairment of MAV’s Business Opportunity. MAV acknowledges that Virgin may enter into one or more agreements with Scaled and that such agreements may restrict Scaled’s rights to work with third parties (other than MAV) during the period between the Effective Date and [***] of the Signature Date. However, Virgin agrees that, after [***] of the Signature Date, it will not seek to impair, impede, hinder, limit or delay MAV’s ability to exploit its rights to the Licensed IP, SpaceShipOne, or the Physical Assets, including without limitation by seeking an exclusive arrangement (with respect to design, construction or otherwise) with Scaled or its officers, directors or shareholders.

4. Fees, Royalties and Payment

4.1 Initial Fee. Subject to Section 4.5, Virgin shall pay to MAV a [***] fee of [***], payable as follows:

(a) [***] upon the later of (i) the Effective Date and (ii) January 31, 2005; and

(b) (i) [***] upon the commencement by Virgin, or by any third party Virgin engages or with whom Virgin contracts, of the design of a Licensed Spacecraft or any component thereof; and

(ii) upon the date of execution by Virgin of a written agreement with Scaled or any other third party relating to the design, construction or testing of a Licensed Spacecraft, either (A) [***] in the event that Virgin has already made the payment set forth in Section 4.1(b)(i), or (B) [***] in the event that Virgin has not made the payment set forth in Section 4.1(b)(i).

The payments set forth in Section 4.1(b)(i) and 4.1(b)(ii)(B) shall be mutually exclusive, such that in no case will Virgin be required to make both such payments.

4.2 Royalty Advance. Subject to Section 4.5, upon the later of (i) the date of execution by Virgin of a written agreement with Scaled or any other third party relating to the design, construction or testing of a Licensed Spacecraft and (ii) January 31, 2005, Virgin shall pay to MAV, as a [***] advance against the construction royalty payable under Section 4.3 below, [***].

4.3 Primary Construction Royalty. For a period of [***] following the Effective Date, Virgin shall pay to MAV a royalty of [***]; provided, however, that such royalty shall not exceed [***]. Following recoupment of the advance set forth in Section 4.2 above, such royalty shall be payable monthly within [***] after the end of each month in which any [***] is incurred, as calculated on an accrual basis in accordance with Generally Accepted Accounting Principles. Until the advance set forth in Section 4.2 is recouped, Virgin shall provide MAV a monthly written statement, in form and substance acceptable to MAV, setting forth the calculation of any royalties to which such advance is applied. Thereafter, Virgin shall accompany each monthly royalty payment with a written statement, in form and substance acceptable to MAV, setting forth how such royalty payment has been calculated. Virgin shall in all instances allocate its costs and expenses either to being included or excluded in the [***], in good faith and in consultation with MAV in any situation in which there is any doubt as to the proper allocation.

4.4 Operating Royalty. Virgin shall pay to MAV a royalty of [***] derived during the [***] following the Effective Date, provided, however, that such royalty with respect to any Annual Royalty Period shall not exceed the applicable Annual Operating Royalty Cap. Virgin shall pay such royalty to MAV annually in arrears, within [***] after the end of each Annual Royalty Period in which the applicable [***] are received by Virgin or its agents. Virgin shall accompany each such royalty payment with a written statement, in form and substance acceptable to MAV, setting forth how such royalty payment has been calculated.

4.5 Credit. Virgin shall be entitled to the following credits against the amounts payable under Sections 4.1(a) or 4.2 and shall be entitled to apply any such credit to which it is entitled against its first dollar of liability under Section 4.1(a) or 4.2:

(a) if SpaceShipOne has Completed, prior to [***], two or more Flights, [***] shall be credited against the amounts payable by Virgin under Section 4.1(a) or 4.2; or

(b) if SpaceShipOne has Completed, prior to [***], only one Flight, [***] shall be credited against the amounts payable by Virgin under Section 4.1(a) or 4.2.

For the avoidance of doubt, if SpaceShipOne does not Complete at least one Flight prior to [***], then Virgin shall not be entitled to either of the credits or refunds set forth in Sections 4.5(a) and 4.5(b).

4.6 Acknowledgment of Nature of Consideration. The parties acknowledge and agree that the royalties set forth in Sections 4.3 and 4.4 above are in consideration of (i) access to the Physical Assets, (ii) the expertise and know-how contained in the Licensed IP and (iii) access to such expertise and know-how within the timeframe contemplated by this Agreement. Given the novelty of the field of space tourism, the parties believe that considerable value may exist in having access to the foregoing, and the parties therefore acknowledge and agree that Virgin would have paid all of the royalties referred to herein even in the absence of any patents or patent applications having been issued or filed in connection with the Licensed IP.

4.7 Payment; Late Charges. Virgin shall pay all amounts hereunder to MAV in dollars in immediately available funds by check or wire transfer to an account designated by MAV. All amounts not paid when due shall bear interest at [***] the lesser of one percent (1.0%) per month or the maximum applicable legal rate, whichever is less.

4.8 Records and Audits. During the term of this Agreement and for a period of three years thereafter, Virgin will keep and maintain detailed and accurate books and records with regard to the royalties payable under Sections 4.3 and 4.4 and the calculation thereof. MAV will be entitled to review and audit such books and records from time to time, and to interview appropriate Virgin personnel having custody or other responsibility for such books or records, during normal business hours upon reasonable advance written notice to Virgin and at MAV’s expense; provided that if any such audit reveals any underpayment by Virgin that is greater than [***] in the aggregate for the period being audited, Virgin will bear the cost of such audit.

5. Confidentiality

5.1 Confidentiality and Non-Use. During the term of this Agreement: (a) the Receiving Party shall use the Confidential Information of the Disclosing Party only for the purpose of exercising its rights and fulfilling its obligations hereunder, and other than in accordance with Section 5.1(b) shall not disclose any such Confidential Information to any third party without the Disclosing Party’s express written consent; (b) the Receiving Party shall disclose the Disclosing Party’s Confidential Information only to those employees, consultants, professional service providers, contractors, agents and customers of the Receiving Party who have a need to know such information for the purposes of Receiving Party’s ongoing business or this Agreement, provided that such third parties agree in writing to be bound by obligations of confidentiality at least as protective of the Disclosing Party’s Confidential Information as those set forth in this Agreement; and (c) the Receiving Party shall use the same degree of care and discretion, but in any event no less than a reasonable degree of care and discretion, to avoid unauthorized use or disclosure of the Disclosing Party’s Confidential Information as the Receiving Party uses to protect its own information of a similar nature. Notwithstanding the foregoing, nothing in this Agreement shall serve to limit either party’s obligations under any other confidentiality or non-disclosure agreements between the parties and/or Affiliates of the parties.

5.2 Exceptions. Notwithstanding Section 5.1 above, the confidentiality and non-use obligations set forth in this Agreement shall not apply with respect to any information that: (a) the Receiving Party rightfully possesses at the time of disclosure by the Disclosing Party without duty of confidentiality to the Disclosing Party; (b) the Receiving Party receives from a third party that, to the Receiving Party’s knowledge after reasonable inquiry, is authorized to disclose such information without requirements of confidentiality; (c) that the Receiving Party develops independently of and without reference to the Disclosing Party’s Confidential Information; or (d) that is in or enters the public domain without breach of this Agreement. In addition, the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent that the Receiving Party is required by any applicable governmental authority to do so; provided, however, that the Receiving Party gives the Disclosing Party prompt written notice of such requirement and reasonably cooperates with the Disclosing Party at the Disclosing Party’s request and expense in attempting to contest or limit such required disclosure.

6. Warranties and Disclaimers

6.1 Limited Warranty.

(a) MAV represents and warrants to Virgin that: (i) MAV has title to the Licensed IP; (ii) MAV has the right to grant the licenses set forth herein with respect to the Licensed IP; (iii) MAV has not received, as of the Signature Date, any notice that any of the Licensed IP infringes or misappropriates any third party intellectual property right; and (iv) as of the Signature Date, MAV has no actual knowledge of any claim or threatened claim or any circumstances likely to give rise to a valid claim that any of the Licensed IP infringes or misappropriates any third party intellectual property right.

(b) [***].

6.2 Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 6.1, THE LICENSED IP AND PHYSICAL ASSETS ARE PROVIDED “AS IS” AND WITHOUT WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, ACCURACY, COMPLETENESS OR NON-INFRINGEMENT. Without limiting the generality of the foregoing disclaimer, MAV does not provide any representation or warranty with respect to any services that may be performed by Scaled for Virgin or any of its Affiliates, and the parties acknowledge and agree that any and all such services are outside the scope of this Agreement and that Virgin shall look only to Scaled for the performance thereof. Without limiting the generality of the foregoing, except as set forth in the Sponsorship Agreement, MAV does not guarantee that SpaceShipOne will either win the Competition or successfully complete any flight in connection with the Competition.

7. Limitations of Liability

IN NO EVENT SHALL MAV OR ANY OF ITS AFFILIATES OR LICENSORS BE LIABLE UNDER THIS AGREEMENT AND/OR IN CONNECTION WITH ITS SUBJECT MATTER, REGARDLESS OF THE THEORY OF LIABILITY, WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE, FOR ANY OF THE FOLLOWING: (A) ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES; AND/OR (B) ANY AMOUNTS THAT, IN THE AGGREGATE, EXCEED [***]. Without limiting the generality of the foregoing limitations of liability, in no event shall MAV or any of its Affiliates other than Scaled, have any liability whatsoever with respect to any services performed by Scaled or deliverables by Scaled to Virgin pursuant to any other agreement.

8. Indemnification and Insurance; Tax Matters

8.1 Indemnification.

(a) Virgin shall indemnify, defend, and hold MAV and its Affiliates, and their respective members, shareholders, directors, officers, employees, agents and other representatives harmless from and against all third party claims, suits and actions, together with all damages and settlements thereunder (collectively, “Losses”) to the extent arising out of or in connection with: [***]; provided, however, that the foregoing defense and indemnity obligations shall not apply with respect to any Losses to the extent they arise out of any infringement or misappropriation that constitutes a breach by MAV of the warranty set forth in Section 6.1 above.

(b) MAV shall indemnify, defend, and hold Virgin and its members, shareholders, directors, officers, employees, agents and other representatives harmless from and against all Losses to the extent arising out of or in connection with the breach by MAV or any of its contractors or agents in exercising its rights or performing its obligations under this Agreement.

(c) The indemnification obligations set forth in this Section 8.1 are contingent upon the indemnified party giving the indemnifying party: (i) prompt written notice of the applicable claim; (ii) sole control over the defense and/or settlement of such claim; and (iii) all reasonable information and assistance requested by the indemnifying party in connection with the defense and/or settlement thereof, at the indemnifying party’s reasonable expense. The indemnifying party shall not settle or compromise any such claim without the prior express written consent of the indemnified party, which shall not be unreasonably withheld or delayed. The indemnified party may participate in the defense and/or settlement of any such claim with counsel of its choosing at its own expense. Notwithstanding the foregoing, the indemnifying party shall not be relieved of its obligations under this Section 8.1 due to the indemnified party’s breach of its obligations under this clause (c), except to the extent the indemnifying party is materially prejudiced thereby.

8.2 Insurance. For the period beginning at least one month prior to any manned flight by Virgin, or any party with whom it has contracted, of a Licensed Spacecraft or any related launch vehicle, and continuing until a date six years after termination of this Agreement, Virgin shall maintain either (i) Comprehensive Aviation Liability Insurance on an occurrence form of insurance, endorsed to cover all liability arising from the operation of any Licensed Spacecraft and/or any related system or service, including without limitation use of airport or spaceport premises, with limits of at least [***] combined single limit for bodily injury and property damage per occurrence or (ii) such other commercially reasonable insurance that Virgin may obtain providing comparable assurances for MAV. Not later than [***] following the Signature Date and continuing until a date six years after termination of this Agreement, Virgin shall obtain and maintain Commercial General Liability Insurance on an occurrence form of insurance, for non-aviation operations, with limits of at least [***] combined single limit for bodily injury and property damage. All such insurance shall designate MAV and its Affiliates as additional insureds. All such insurance must be primary and non-contributory and required to respond and pay prior to any other insurance or self-insurance available to MAV and its Affiliates. Any other coverage available to MAV or its Affiliates shall apply solely on an excess basis, but shall not reduce Virgin’s indemnification obligations under this Agreement. Virgin agrees, and shall cause its insurers to agree, that Virgin, its insurers, and anyone claiming by, through, under or on Virgin’s behalf shall have no claim, right of action or right of subrogation against MAV or any of its Affiliates. Within [***] of the Effective Date, Virgin shall furnish to MAV certificates or adequate proof of the foregoing insurance, including if specifically requested by MAV, endorsements and policies. Virgin shall notify MAV in writing at least [***] prior to cancellation of or any change in any policy required hereunder. Insurance companies providing coverage under this Agreement must be reasonably acceptable to MAV. MAV shall have the right to require higher policy limits in the event that MAV determines that such higher limits are in accordance with reasonable industry practices.

8.3 Tax Matters. Subject to MAV providing confirmation that it is a United States tax resident for the purposes of the 2003 Convention Between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and on Capital Gains (the “Treaty”), Virgin will make royalty payments gross in accordance with Article 12 of the Treaty. To the extent that the United Kingdom tax authorities seek to assess Virgin for withholding tax on these royalty payments on the grounds that MAV is not a qualifying person and is therefore not able to take the benefit of the reduced withholding tax rate, as set out in Article 12 of the Treaty, MAV will be required to reimburse Virgin for the withholding tax which Virgin will be required to pay to the United Kingdom Inland Revenue authorities as well as any additional taxes imposed on Virgin resulting from such reimbursement. Prior to any payments being made pursuant to this Agreement, MAV must provide a Form W-9 to Virgin.

9. Term and Termination

9.1 Term. Unless earlier terminated in accordance with the provisions hereof, the term of this Agreement will commence upon the Signature Date and continue thereafter for the later to occur of: (i) the fifteenth (15th) anniversary of the Effective Date; or (ii) the expiration date of the last to expire of any of the patent rights described in clause (a) of Section 1.6 above.

9.2 Termination for Breach. Either party may terminate this Agreement upon thirty (30) days written notice to the other party if such other party has materially breached this Agreement and failed to cure such breach within thirty (30) days after receiving written notice from the non-breaching party that describes such breach in reasonable detail.

9.3 Termination due to Insolvency. Either party may terminate this Agreement immediately in the event that the other party becomes insolvent, makes a general assignment for the benefit of creditors, or commences (or has commenced against it) bankruptcy proceedings if such proceedings are not dismissed within sixty (60) days after the filing thereof.

9.4 Termination for Failure to Obtain Regulatory Approvals. This Agreement may be terminated by either party upon thirty (30) days written notice if, after December 1, 2005, the parties have been unable to obtain the approvals contemplated in Section 2.1(a).

9.5 Effect of Termination and Survival. If this Agreement expires at the end of the term set forth in Section 9.1, without being earlier terminated in accordance herewith, Virgin’s rights under Section 3.1 shall survive in perpetuity on a royalty-free basis. Upon any termination of this Agreement and subject to the foregoing sentence: (a) all licenses hereunder (other than the license in Section 3.6, which shall survive unless this Agreement is terminated by Virgin pursuant to Section 9.2 due to MAV’s breach) shall terminate and Virgin shall promptly cease all use of the Licensed IP and Physical Assets and, if this Agreement is terminated by Virgin pursuant to Section 9.2 due to MAV’s breach, MAV shall promptly cease all use of the Virgin IP; and (b) each party shall promptly return to the other party or destroy all Confidential Information of such other party and all copies thereof and certify in writing to such other party such complete return or destruction. The provisions of this Agreement relating to ownership, confidentiality, audit rights, disclaimers, warranties, limitations of liability, indemnities and such other provisions that by their nature should reasonably be intended to survive, shall survive any termination or expiration of this Agreement.

10. Miscellaneous

10.1 Compliance with Laws. Virgin shall comply, and shall cause its Affiliates, contractors, and other parties in privity with it or in whole or in part under its control or direction to comply, with all applicable laws and regulations and the highest industry standards in connection with the performance of its obligations and the exercise of Virgin’s rights under or in connection with this Agreement.

10.2 Amendments and Waivers. Any term of this Agreement may be amended or waived with the written consent of the parties or their respective successors and assigns. Any amendment or waiver effected in accordance with this Section 10.2 shall be binding upon the parties and their respective successors and assigns.

10.3 Assignment and Binding Effect. Virgin may not transfer or assign this Agreement or any part thereof, or any of the rights or obligations hereunder, by contract, operation of law, or otherwise, without the prior express written consent of MAV; provided, however, that this Section 10.3 shall not prohibit Virgin from assigning this Agreement to any member of the Virgin Group so long as Virgin provides MAV with prior written notice of such assignment, such member of the Virgin Group agrees in writing to be bound by the provisions of this Agreement, and Virgin remains liable for the performance of such member of the Virgin Group hereunder. Any purported transfer or assignment in violation of this section is void. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

10.4 Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding that body of law relating to conflict of laws. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by three (3) arbitrators may be entered in any court having jurisdiction thereof. The site of the arbitration shall be New York City if the arbitration is brought by MAV and Seattle, Washington, if the arbitration is brought by Virgin. The arbitrators may award reimbursement of attorneys’ fees and other costs of arbitration to the prevailing party, in such manner as the arbitrators shall deem appropriate. In addition, the losing party shall reimburse the prevailing party for attorneys’ fees and disbursements and court costs incurred by the prevailing party in successfully seeking any preliminary equitable relief or judicially enforcing any arbitration award. The provisions of this Section 10.4 shall not be deemed to preclude any party hereto from seeking preliminary injunctive or other equitable relief to protect or enforce its rights hereunder, or to prohibit any court from making preliminary findings of fact in connection with granting or denying such preliminary injunctive relief pending arbitration, or to preclude any party hereto from seeking permanent injunctive or other equitable relief after and in accordance with the decision of the arbitrators. Any suit, action, proceeding or litigation arising out of or relating to this Agreement not subject to arbitration as set forth above shall be brought and prosecuted in such federal or state court or courts located within the State and County of New York, if brought by MAV, or King County, Washington, if brought by Virgin. The parties hereby irrevocably and unconditionally consent to the jurisdiction of each such court or courts located within the foregoing locations, as applicable, and to service of process by registered or certified mail, return receipt requested, to the addresses listed below or by any other manner provided by applicable law, and hereby irrevocably and unconditionally waive any right to claim that any suit, action, proceeding or litigation so commenced has been commenced in an inconvenient forum.

10.5 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

10.6 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

10.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or three (3) days after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, if such notice is addressed to the party to be notified at such party’s address or facsimile number as set forth on the signature page hereto, or as subsequently modified by written notice.

10.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith, in order to maintain the economic position enjoyed by each party as close as possible to that under the provision rendered unenforceable. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

10.9 Entire Agreement. This Agreement and the documents referred to herein (including without limitation any nondisclosure and confidentiality agreements currently in place between the parties and/or their respective Affiliates) are the product of both of the parties hereto, and constitute the entire agreement between such parties pertaining to the subject matter hereof and thereof, and merge all prior negotiations and drafts of the parties with regard to the transactions contemplated herein and therein. Any and all other written or oral agreements existing between the parties hereto regarding such transactions are expressly canceled.

[Signature Page Follows]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties as of the Effective Date.

MOJAVE AEROSPACE VENTURES, LLC
By Mojave Investments, Inc.
Its Manager

By:	/s/ David M. Moore
Name:	David M. Moore
Title:	Director

Address for Notices:

505 Fifth Avenue South, Suite 900
Seattle, WA 98104
Attention: [***]
Facsimile: [***]

VIRGIN GALACTIC LLC

By:	/s/ William E. Whitehorn
Name:	William E. Whitehorn
Title:	Director

Address for Notices:

120 Campden Hill Road
London W8 7AR
United Kingdom
Attn: [***]

[Signature Page to Spacecraft Technology License Agreement]

EXHIBIT A

LICENSED PATENTS

1. [***], filed [***].

2. [***], filed [***].

3. [***], entitled [***] filed [***], claiming the benefit of the [***] described in Item 1 above.

4. [***], entitled [***] filed [***], claiming the benefit of the [***] described in Item 2 above.

EXHIBIT B

FEASIBILITY STUDY

[***]

EXHIBIT C

ITEMS INCLUDED WITHIN DEFINITION OF “LICENSED SPACECRAFT”

[***]

EXHIBIT D

DESCRIPTION OF PHYSICAL ASSETS

[***]